Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

203-920-1055

NETWORK-1 REPORTS FIRST QUARTER 2022 RESULTS

New Canaan, Connecticut – May 16, 2022 – Network-1 Technologies, Inc. (NYSE American: NTIP), a company engaged in the acquisition, development, licensing, and monetization of intellectual property assets, today announced financial results for the quarter ended March 31, 2022.

Network-1 had no revenue for the three months ended March 31, 2022, as compared to revenue of $18,692,000 for the three months ended March 31, 2021. The revenue of $18,692,000 for the three months ended March 31, 2021 was from the resolution of a contractual dispute with Cisco Systems, Inc. concerning the licensing of Network-1’s Remote Power Patent.

Network-1 reported a net loss of $1,312,000 or $(0.05) per share basic and diluted for the three months ended March 31, 2022 compared with net income of $9,451,000 or $0.39 per share basic and $0.38 per share diluted for the three months ended March 31, 2021. The net loss of $1,312,000 for the three months ended March 31, 2022 was due to no revenue for such period.

At March 31, 2022, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $56,535,000 and working capital of $52,635,000. Network-1 believes based on its current cash position that it will have sufficient cash to fund its operations for the foreseeable future.

On March 25, 2022, Network-1’s newly formed subsidiary, HFT Solutions, LLC, acquired a patent portfolio covering certain advanced technologies relating to high frequency trading (the “HFT Patent Portfolio”). The HFT Patent Portfolio currently includes seven issued U.S. patents and one pending U.S. patent. The portfolio relates to technologies used by firms engaged in high frequency trading activities. The inventions specifically address technological problems associated with speed and latency and provide critical latency gains in trading systems where the difference between success and failure may be measured in nanoseconds

To date, Network-1 has invested an aggregate of $6,000,000 in ILiAD Biotechnologies, LLC, a privately held clinical stage biotechnology company dedicated to the prevention of human disease cause by Bordetella pertussis with a current focus on its proprietary intranasal vaccine BPZE1. At March 31, 2022, Network-1 owned approximately 9.5% of the outstanding units of ILiAD on a non-fully diluted basis and 7.2% of the outstanding units on a fully diluted basis (after giving effect to the exercise or conversion of all outstanding options, warrants and convertible notes).

Since inception of Network-1’s Share Repurchase Program through March 31, 2022, Network-1 has repurchased an aggregate of 8,984,134 shares of its common stock at an aggregate cost of $17,225,276 (exclusive of commissions) or an average per share price of $1.92. Network-1 did not repurchase any shares of its common stock during the three months ended March 31, 2022. At March 31, 2022, the dollar value of remaining shares that may be repurchased under the Share Repurchase Program was $3,930,729.

Network-1 continues to pay dividends consistent with its dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On February 23, 2022, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 24, 2022 to all shareholders of record as of March 9, 2022. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns ninety-six (96) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize four patent portfolios (the Cox, M2M/IoT, HFT and Mirror Worlds patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $187,000,000 from May 2007 through March 31, 2022. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2021 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue stream, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgement of non-infringement dismissing Network-1’s litigation against Facebook, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as a return on its investment in IliAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive (loss) income and unaudited condensed consolidated balance sheets are attached.

ETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021

REVENUE	$—	$18,692,000

OPERATING EXPENSES:
Costs of revenue	—	5,420,000
Professional fees and related costs	250,000	355,000
General and administrative	517,000	513,000
Amortization of patents	75,000	74,000
Stock-based compensation	55,000	59,000

TOTAL OPERATING EXPENSES	897,000	6,421,000

OPERATING (LOSS) INCOME	(897,000)	12,271,000

OTHER (LOSS) INCOME:
Interest and dividend income, net	80,000	50,000
Net realized and unrealized loss on marketable securities	(514,000)	(46,000)
Total other (loss) income, net	(434,000)	4,000

(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(1,331,000)	12,275,000

INCOME TAX PROVISION:
Current	—	890,000
Deferred taxes, net	(452,000)	1,724,000
Total income tax (benefit) expense	(452,000)	2,614,000

(LOSS) INCOME BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(879,000)	$9,661,000

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(433,000)	$(210,000)

NET (LOSS) INCOME	$(1,312,000)	$9,451,000

Net (loss) income per share:
Basic	$(0.05)	$0.39
Diluted	$(0.05)	$0.38

Weighted average common shares outstanding:
Basic	23,909,115	24,107,879
Diluted	23,909,115	24,616,379

Cash dividends declared per share	$0.05	$0.05

NET (LOSS) INCOME	$(1,312,000)	$9,451,000

OTHER COMPREHENSIVE (LOSS) INCOME
Net unrealized holding (loss) gain on corporate bonds and notes during the period, net of tax	(3,000)	11,000

COMPREHENSIVE (LOSS) INCOME	$(1,315,000)	$9,462,000

Condensed Consolidated Balance Sheet (Unaudited)

Cash and cash equivalents	$42,459,000

Marketable securities, at fair value	$14,076,000
Total current assets	$56,646,000

Total assets	$61,710,000

Total current liabilities	$4,011,000

Total long term liabilities	$102,000

Total stockholders’ equity	$57,597,000